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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 8, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Morgan Stanley Dean Witter Strategic Adviser Fund, Inc. (formerly Morgan Stanley Strategic Adviser Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants", "Financial Statements" and below the table of contents in such Statement of Additional Information and under the heading "Financial Highlights" in the Prospectus, which also constitutes part of the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York, New York  10036
April 23, 1999